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                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Five (Portion Relating to Seasons Select Variable Annuity) of Anchor National Life Insurance Company of our report dated November 9, 1998, relating to the consolidated financial statements of Anchor National Life Insurance Company, which appears in such Statement of Additional Information. We also consent to the incorporation by reference in such Prospectus of our report dated March 11, 1999, relating to the statement of assets acquired and liabilities assumed in the MBL Life Assurance Corporation transaction at December 31, 1998, appearing on page 8 of Anchor National Life Insurance Company's Current Report on Form 8-K/A dated
March 12, 1999. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



PricewaterhouseCoopers LLP
Los Angeles, California
May 13, 1999